UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 5, 2005

                                 TECHEDGE, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                     000-50005                 04-3703334
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)

        33 Wood Avenue South, 7F
           Iselin, New Jersey                                       08830
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(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (732) 632-9896
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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2005, pursuant to a subscription agreement dated April 29, 2005, and amended as of May 4, 2005 and May 27, 2005 (as amended, the "Subscription Agreement") among Techedge, Inc. ("Techedge") and Alpha Capital Aktiengesellschaft ("Alpha") and Whalehaven Capital Fund Limited ("Whalehaven" and together with Alpha, the "Subscribers"). Techedge issued to each of the Subscribers a warrant (the "Warrants") to purchase 200,000 shares of common stock at an exercise price of $0.75 per share, which Warrants are exercisable at any time through the close of business on July 5, 2010.

      The Warrant provides that until July 5, 2010, if Techedge shall issue any common stock except for certain excepted issuances, prior to the complete exercise of this Warrant for a consideration per share less than the purchase price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the purchase price shall be reduced to such other lower issuance price. For purposes of this adjustment, the issuance of any security or debt instrument of Techedge carrying the right to convert such security or debt instrument into common stock or of any warrant, right or option to purchase common stock shall result in an adjustment to the purchase price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again at any time upon any subsequent issuances of shares of common stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the purchase price in effect upon such issuance. The reduction of the purchase price pursuant to the Subscription Agreement is in addition to the other rights of the Subscribers under the Subscription Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

      On July 5, 2005, Techedge sold 500,000 shares of its common stock, par value $.0001 per share, to each of the Subscribers pursuant to the Subscription Agreement for an aggregate purchase price of $250,000 per Subscriber and issued to each of the Subscribers for no additional consideration a Warrant. The shares and the Warrants were issued in a private placement of securities exempt from registration under the Securities Act of 1933, as amended, pursuant to
Section 4(2) of the Securities Act.

      Techedge's reliance upon the exemption from registration afforded by
Section 4(2) of the Securities Act is premised on the following:


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

      o The Subscribers executed the Subscription Agreement in which each Subscriber acknowledged, among other things, that (i) the shares and the Warrant to be purchased by it, as well as the shares of common stock issuable upon exercise of the Warrants (the "Warrant Shares"), would not, upon consummation of the sale or exercise of the Warrant, as applicable, be registered under the Securities Act and could not be transferred in the absence of registration under the Securities Act or an effective exemption from the registration requirements of the Secruities Act, (ii) the certificates representing the shares, the Warrant and the Warrant Shares would bear a legend referring to such transfer restrictions and (iii) that it was purchasing the securities for its own account, not as a nominee or agent, and not with a view toward, or resale in connection with, the public sale or any distribution thereof.

      o The Subscribers had an opportunity to ask questions of, and receive answers from Techedge, concerning Techedge and the terms and conditions of the securities purchase.

      o Each of the Subscribers is an "accredited investor," as such term is defined pursuant to Rule 501(a) promulgated under the Securities Act.

      o All of Techedge's communications with the Subscribers regarding the private placement were effected without any general solicitation or public advertising.

Item 9.01 Financial Statements and Exhibits

      The following exhibits are filed as part of this Current Report

(c) Exhibits

      10.1 Warrant, dated as of July 5, 2005, issued to Alpha Capital Aktiengesellschaft.

      10.2 Warrant, dated as of July 5, 2005, issued to Whalehaven Capital Fund Limited.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        TECHEDGE, INC.


                        By: /s/ Peter Wang
                            -----------------------------------------
                            Name: Peter Wang
                            Title: Chief Executive Officer and Chairman
                                   of the Board

Dated: July 6, 2005


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

                                  EXHIBIT INDEX

      10.1 Warrant, dated as of July 5, 2005, issued to Alpha Capital Aktiengesellschaft.

      10.2 Warrant, dated as of July 5, 2005, issued to Whalehaven Capital Fund Limited.




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